STOCK OPTION AGREEMENT FOR THE
JOURNAL COMMUNICATIONS, INC. 2003 EQUITY INCENTIVE PLAN
(NON-STATUTORY STOCK OPTION GRANT)

        THIS AGREEMENT is effective as of                  (hereinafter referred to as the “Grant Date”) and is by and between Journal Communications, Inc., a Wisconsin corporation (hereinafter referred to as the “Company”) and              (hereinafter referred to as the “Participant”).

PREMISES:

        The Company has adopted the Journal Communications, Inc. 2003 Equity Incentive Plan (hereinafter referred to as the “Plan”) to permit the granting of a non-statutory stock option (hereinafter referred to as “Option”) to purchase shares of Class B-2 common stock of the Company, $.01 par value (hereinafter referred to as “Stock”), to Employees of the Company; and

        The Participant is an Employee of the Company and the Company wishes to acknowledge his or her efforts toward the successful operation of the business and to provide him or her a means to acquire and/or increase his or her proprietary interest in the Company.

        Participant has been granted the Option to purchase            shares of Stock and the Company and the Participant wish to clarify their respective rights with respect to the Option.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

    1.        Grant of Option . Subject to the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof, and this Agreement, the Company awards the Participant the Option to purchase          shares of Stock of the Company.

    2.        Exercise Price. The exercise price at which the shares of Stock may be purchased on the exercise of the Option shall be $         per share (hereinafter referred to as the “Exercise Price”), which was the Fair Market Value (as that term is defined in the Plan) on the Grant Date or such greater amount as determined by the Compensation Committee of the Board (hereinafter referred to as the “Committee”).

    3.        Vesting Exercisability and Termination of Option. The Option shall become vested and exercisable with respect to the Stock on          . The Stock may be purchased in whole or in part at any time after such Stock vests. The Committee may, in its sole discretion, accelerate the time at which any Option may be exercised. Except in the event the Participant’s employment terminates for any reason whatsoever, the Option shall be exercisable for seven (7) years after the Grant Date. In the event of termination of service due to a Participant’s death, disability, Retirement, or a Change in Control, the Participant’s Options, whether or not exercisable at such time, shall be exercisable by the Participant or his or her legal representatives or beneficiaries for one (1) year. Retirement means termination from employment after attaining age 60 and completing 10 years of service. In all events other than death, disability, Retirement, a Change in Control, or Termination for Cause, vested options shall remain exercisable for a period of six months following termination. All rights under the Participant’s non-vested Options shall terminate immediately upon the Participant’s termination. All rights under the Participant’s vested and/or non-vested Options shall terminate immediately upon the Participant’s Termination for Cause.

    4.        Manner of Exercise and Payment. To exercise the Option in whole or in part, the Participant shall give written notice to the company’s current Agent of Transfer, Wachovia Bank, N.A., 123 South Broad Street, 11th Floor — PA1328, Journal Communications Administration Philadelphia, PA 19109, to the attention of Frank Gleason, with a copy to Daniel L. Harmsen, Vice President of Human Resources of the Company at the Company’s principal office in Milwaukee, Wisconsin. This correspondence will specify the number of shares of Stock with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. Payment of the Exercise Price may be made, in whole or in part, either (i) in cash (including check, bank draft or money order) or (ii) through the surrender of shares of Stock held by the Participant for at least six (6) months at the Fair Market Value of such shares on the date of surrender. The Participant may make a deemed or constructive transfer of shares of Stock to exercise an Option. Options may not be exercised until appropriate arrangements are made with respect to withholding as required by Section 18 of the Plan and Section 7 of this Agreement.

    5.        Assignments and Transfers. The Option may be exercised during the Participant’s lifetime by the Participant, the Participant’s guardian or legal representative or by a permissible transferee. The Option may be transferred by the Participant pursuant to the laws of descent and distribution upon the Participant’s death. The Option also shall be transferable during a Participant’s lifetime by the Participant to members of the Participant’s immediate family, trusts for the benefit of members of the Participant’s immediate family and charitable institutions (“permissible transferees”) to the extent permitted under Section 16 of the Securities Exchange Act of 1934 and subject to federal and state securities laws. The term “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

    6.        Voting and Dividend Rights. No Participant shall have rights of a shareholder with respect to any shares of Stock covered by the Option until the option is exercised.

    7.        Withholding. As a condition precedent to the registration or transfer of any shares of Stock upon the exercise of the Option, the Participant shall make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the exercise of the Option. If the amount so requested is not paid, the Company may refuse to register shares of Stock upon the exercise of the Option.

    8.        Status of Participant. The Option shall not confer upon the Participant the right to continue as an employee of the Company.

    9.          Dilution and Other Adjustments. The existence of the Option granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company; provided, however, that the Committee shall make such adjustments to previous grants to prevent dilution or enlargement of the rights of the Participant as provided in the Plan. No such adjustments may materially change the value of benefits available to the Participant under a previously granted award.

    10.        Transfer Restrictions. Shares acquired upon the exercise of the Option may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under said Act. In addition, shares acquired upon the exercise of the option are subject to the terms of the Company’s articles of incorporation.

    11.        Definitions. The definition of any term not defined in this Agreement shall be defined as such term is defined in the Plan.

    12.        Interpretation. As a condition of the granting of the Option, the Participant agrees for the Participant, the Participant’s beneficiaries and the Participant’s legal representatives, that any dispute or disagreement that may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation or determination by the Committee of the terms of this Agreement shall be binding and conclusive.

    13.        Professional Advice. The acceptance and exercise of the Option may have consequences under federal and state tax and securities laws that may vary depending on the individual circumstances of the Participant. Accordingly, the Participant acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealing with respect to the Stock.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Participant has hereunto affixed his or her hand and seal, the day and year first above written.

Journal Communications, Inc.
___________________________________	By:__________________________________
Name
Attest:
_____________________________________

3